UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2014

CERULEAN PHARMA INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36395	20-4139823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-9600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On July 11, 2014, Cerulean Pharma Inc. (the “Company”) entered into an amendment (the “Second Lease Amendment”) to that certain Commercial Lease Agreement dated September 8, 2009, as amended June 6, 2012, between the Company and Rivertech Associates II, LLC (the “Lease”), pursuant to which the Company is leasing approximately 14,234 square feet of research and office space in the building located at 840 Memorial Drive, Cambridge, Massachusetts 02139 (the “Building”). The Second Lease Amendment provides for an expansion of the office space by approximately 8,628 square feet (the “Expansion Space”), bringing the total space available to the Company to approximately 22,862 square feet. The Company intends to use the Expansion Space for office purposes. The Company also obtains rights to an additional 13 parking spaces at the Building in respect of the Expansion Space.

The Lease expires in February 2016. By adding the Expansion Space, the Company’s aggregate base rent increases by approximately $513,630 over the remaining term of the Lease. The Company is also liable for taxes, certain operating expenses and utility and other charges relating to the leased premises.

The foregoing description of the Second Lease Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Second Lease Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Lease Amendment to the Commercial Lease Agreement between Cerulean Pharma Inc. and Rivertech Associates II, LLC, dated July 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERULEAN PHARMA INC.

Date: July 17, 2014	By:	/s/ Oliver S. Fetzer

Oliver S. Fetzer
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Lease Amendment to the Commercial Lease Agreement between Cerulean Pharma Inc. and Rivertech Associates II, LLC, dated July 11, 2014